Exhibit 99 (d)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2003				2002
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSETS
Cash and due from banks	$11,479	11,178	13,088	13,161	12,264
Interest-bearing bank balances	2,308	3,664	7,539	4,855	3,512
Federal funds sold and securities purchased under resale agreements	24,725	22,491	13,854	11,092	9,160

Total cash and cash equivalents	38,512	37,333	34,481	29,108	24,936

Trading account assets	34,714	36,392	40,436	34,678	33,155
Securities	100,279	87,176	73,764	73,339	75,804
Loans, net of unearned income	165,571	165,925	162,833	164,222	163,097
Allowance for loan losses	(2,504)	(2,631)	(2,704)	(2,747)	(2,798)

Loans, net	163,067	163,294	160,129	161,475	160,299

Premises and equipment	4,619	4,746	4,635	5,118	4,903
Due from customers on acceptances	854	732	1,074	1,485	1,051
Goodwill	11,149	11,094	10,907	10,869	10,880
Other intangible assets	1,243	1,353	1,321	1,445	1,554
Other assets	46,429	46,647	37,538	30,547	29,257

Total assets	$400,866	388,767	364,285	348,064	341,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	48,683	45,493	48,081	46,348	44,640
Interest-bearing deposits	172,542	158,002	153,211	149,489	146,878

Total deposits	221,225	203,495	201,292	195,837	191,518
Short-term borrowings	71,290	65,474	49,123	44,812	41,173
Bank acceptances outstanding	876	743	1,078	1,492	1,061
Trading account liabilities	19,184	23,959	25,141	20,896	22,900
Other liabilities	16,728	22,643	17,287	13,039	12,944
Long-term debt	36,730	37,541	37,051	39,204	39,662

Total liabilities	366,033	353,855	330,972	315,280	309,258

Minority interest	2,510	2,099	849	517	503

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2003	—	—	—	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.312 billion shares at December 31, 2003	4,374	4,427	4,440	4,484	4,524
Paid-in capital	17,811	17,882	17,784	17,903	18,070
Retained earnings	8,904	8,829	8,106	7,778	7,349
Accumulated other comprehensive income, net	1,234	1,675	2,134	2,102	2,135

Total stockholders’ equity	32,323	32,813	32,464	32,267	32,078

Total liabilities and stockholders’ equity	$400,866	388,767	364,285	348,064	341,839

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2003				2002
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
INTEREST INCOME
Interest and fees on loans	$2,357	2,352	2,391	2,407	2,538
Interest and dividends on securities	1,104	885	900	939	978
Trading account interest	189	174	182	179	165
Other interest income	301	301	223	196	203

Total interest income	3,951	3,712	3,696	3,721	3,884

INTEREST EXPENSE
Interest on deposits	568	534	619	639	832
Interest on short-term borrowings	311	317	303	288	275
Interest on long-term debt	195	208	234	257	280

Total interest expense	1,074	1,059	1,156	1,184	1,387

Net interest income	2,877	2,653	2,540	2,537	2,497
Provision for loan losses	86	81	195	224	308

Net interest income after provision for loan losses	2,791	2,572	2,345	2,313	2,189

FEE AND OTHER INCOME
Service charges	436	439	426	430	421
Other banking fees	241	257	248	233	236
Commissions	752	732	459	412	454
Fiduciary and asset management fees	667	657	470	464	447
Advisory, underwriting and other investment banking fees	231	216	220	145	190
Trading account profits (losses)	5	(46)	49	77	(69)
Principal investing	(13)	(25)	(57)	(44)	(105)
Securities gains (losses)	(24)	22	10	37	46
Other income	296	351	320	301	332

Total fee and other income	2,591	2,603	2,145	2,055	1,952

NONINTEREST EXPENSE
Salaries and employee benefits	2,152	2,109	1,748	1,699	1,681
Occupancy	244	220	190	197	202
Equipment	285	264	238	234	255
Advertising	56	38	34	32	16
Communications and supplies	153	156	136	141	143
Professional and consulting fees	145	109	104	99	126
Other intangible amortization	120	127	131	140	147
Merger-related and restructuring expenses	135	148	96	64	145
Sundry expense	463	386	311	288	322

Total noninterest expense	3,753	3,557	2,988	2,894	3,037

Minority interest in income of consolidated subsidiaries	63	55	16	9	5

Income before income taxes and cumulative effect of a change in accounting principle	1,566	1,563	1,486	1,465	1,099
Income taxes	466	475	454	438	204

Income before cumulative effect of a change in accounting principle	1,100	1,088	1,032	1,027	895
Cumulative effect of a change in accounting principle, net of income taxes	—	17	—	—	—

Net income	1,100	1,105	1,032	1,027	895
Dividends on preferred stock	—	—	1	4	4

Net income available to common stockholders	$1,100	1,105	1,031	1,023	891

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$0.84	0.83	0.77	0.77	0.66
Net income	0.84	0.84	0.77	0.77	0.66
Diluted
Income before change in accounting principle	0.83	0.82	0.77	0.76	0.66
Net income	0.83	0.83	0.77	0.76	0.66
Cash dividends	$0.35	0.35	0.29	0.26	0.26
AVERAGE COMMON SHARES
Basic	1,311	1,321	1,333	1,335	1,350
Diluted	1,332	1,338	1,346	1,346	1,360

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Years Ended December 31,
(In millions, except per share data)	2003	2002
INTEREST INCOME
Interest and fees on loans	$9,507	10,296
Interest and dividends on securities	3,828	3,675
Trading account interest	724	711
Other interest income	1,021	950

Total interest income	15,080	15,632

INTEREST EXPENSE
Interest on deposits	2,360	3,430
Interest on short-term borrowings	1,219	1,105
Interest on long-term debt	894	1,142

Total interest expense	4,473	5,677

Net interest income	10,607	9,955
Provision for loan losses	586	1,479

Net interest income after provision for loan losses	10,021	8,476

FEE AND OTHER INCOME
Service charges	1,731	1,698
Other banking fees	979	945
Commissions	2,355	1,783
Fiduciary and asset management fees	2,258	1,885
Advisory, underwriting and other investment banking fees	812	681
Trading account profits (losses)	85	(109)
Principal investing	(139)	(266)
Securities gains	45	169
Other income	1,268	1,087

Total fee and other income	9,394	7,873

NONINTEREST EXPENSE
Salaries and employee benefits	7,708	6,597
Occupancy	851	786
Equipment	1,021	946
Advertising	160	80
Communications and supplies	586	545
Professional and consulting fees	457	421
Other intangible amortization	518	628
Merger-related and restructuring expenses	443	387
Sundry expense	1,448	1,286

Total noninterest expense	13,192	11,676

Minority interest in income of consolidated subsidiaries	143	6

Income before income taxes and cumulative effect of a change in accounting principle	6,080	4,667
Income taxes	1,833	1,088

Income before cumulative effect of a change in accounting principle	4,247	3,579
Cumulative effect of a change in accounting principle, net of income taxes	17	—

Net income	4,264	3,579
Dividends on preferred stock	5	19

Net income available to common stockholders	$4,259	3,560

PER COMMON SHARE DATA
Basic
Income before change in accounting principle	$3.20	2.62
Net income	3.21	2.62
Diluted
Income before change in accounting principle	3.17	2.60
Net income	3.18	2.60
Cash dividends	$1.25	1.00
AVERAGE COMMON SHARES
Basic	1,325	1,356
Diluted	1,340	1,369